Exhibit 99.1

Levere Holdings Corp. Receives Expected Notice From Nasdaq Regarding Delayed Annual Report

April 26, 2022

BERLIN — (PR Newswire) – Levere Holdings Corp. (the “Company”) announced that, on April 20, 2022, it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) with the U.S. Securities and Exchange Commission (“SEC”).

The Notice had no immediate effect on the listing or trading of the Company’s securities. On April 21, 2022, the Company filed the Form 10-K with the SEC and, on April 25, 2022, the Company received a notice from Nasdaq stating that the Company was now in compliance with the Rule.

ABOUT LEVERE HOLDINGS CORP.

Levere Holdings Corp. is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Investor Contact:

Stefan Krause

Levere Holdings Corp.

info@levereholdings.com

Media Contact:

Daniel Yunger

Kekst CNC

daniel.yunger@kekstcnc.com

+1 212 521 4800

Knut Engelmann

Kekst CNC

knut.engelmann@kekstcnc.com

+49 174 234 2808